SciPlay Reports Record Results for the Fourth Quarter and Full Year 2022

Significantly Outperformed the Social Casino Market

Generated Revenue Growth of 18% in the Quarter and 11% for the Full Year and
Achieved Full Year Financial Targets

Earnings Press Release | March 1, 2023 — SciPlay Corporation (NASDAQ: SCPL) (“SciPlay” or the “Company”) today reported results for the fourth quarter and fiscal year ended December 31, 2022.

Josh Wilson, Chief Executive Officer of SciPlay, commented, "SciPlay capped a pivotal year with strong fourth quarter and full year results and delivered impressive top-line results, growing revenue 18% in the fourth quarter and 11% for the full year. We significantly outperformed the social casino market and achieved record KPIs in the fourth quarter, including payer conversion of 10.4%, ARPDAU reaching an 18% increase YoY and a 13% YoY increase in paying users.”

“SciPlay’s strong performance was powered by strategic investments made in key initiatives including proprietary technologies, data science and marketing all while implementing dynamic and impactful LiveOps in our games. Our team continues to execute on our differentiated approach to drive consistent growth, increasing profitability and increasing shareholder value.”

Daniel O’Quinn, Interim Chief Financial Officer of SciPlay, commented "Our record fourth quarter and full year results are clear indicators of our industry-leading performance. We generated double-digit growth on both the top and bottom line in the quarter and achieved our full year financial targets, while continuing to invest in our long-term growth strategies generating substantial operating cash flow and returning significant capital to our shareholders.”

“The strength of our platform and unmatched player loyalty propelled the performance of our games to all-time highs with record ARPDAU and record paying players as we continue to deliver long-term value for our shareholders.”

SUMMARY RESULTS

	Three Months Ended		Year Ended
($ in millions)	December 31,		December 31,
	2022	2021	2022	2021
Revenue	$182.1	$154.4	$671.0	$606.1
Net income	52.8	12.2	150.8	125.0
Net income margin	29.0%	7.9%	22.5%	20.6%
Net cash provided by operating activities	55.2	37.5	150.4	163.8
Capital expenditures	2.9	1.1	11.5	9.1

Non-GAAP Financial Measures (1)
Adjusted EBITDA (“AEBITDA”)	$58.7	$47.4	$186.8	$185.9
AEBITDA margin	32.2%	30.7%	27.8%	30.7%

	As of December 31,
Balance Sheet Measures	2022	2021
Cash and cash equivalents	$330.1	$364.4
Available liquidity(2)	480.1	514.4

(1) The financial measures “AEBITDA” and “AEBITDA margin” are non-GAAP financial measures defined below under “Non-GAAP Financial Measures” and are reconciled to the most directly comparable GAAP measures in the accompanying supplemental tables at the end of this release.
(2) Available liquidity is calculated as cash and cash equivalents plus the undrawn capacity on our revolver.

Key Performance Indicators - In-App Purchases

(in millions, except ARPDAU(1), AMRPPU(2), and percentages)

	Three Months Ended			Year Ended
	December 31,		Increase /	December 31,		Increase /
	2022	2021	(Decrease)	2022	2021	(Decrease)
Mobile Penetration	90%	89%	1.0pp	90%	89%	1.0pp
Average Monthly Active Users	5.7	5.9	(0.2)	6.0	6.2	(0.2)
Average Daily Active Users	2.2	2.3	(0.1)	2.3	2.3	—
ARPDAU(1)	$0.87	$0.74	$0.13	$0.78	$0.71	$0.07
Average Monthly Paying Users	0.6	0.5	0.1	0.6	0.5	0.1
AMRPPU(2)	$99.16	$98.38	$0.78	$94.58	$95.26	($0.68)
Payer Conversion Rate	10.4%	8.9%	1.5pp	9.6%	8.5%	1.1pp
(1) Average Revenue per Daily Active User.
(2) Average Monthly Revenue per Paying User.

Fourth Quarter 2022 Financial Highlights

•Revenue growth of 18% or by $27.7 million to a new quarterly record of $182.1 million. Revenue growth in the quarter was driven by strong game performance from Jackpot Party® Casino and Quick Hit® Slots as well as revenue contribution from Alictus.

•Net income was $52.8 million compared to $12.2 million in the prior year period. This increase was primarily driven by higher revenue performance and the prior year charge of $24.5 million for the Washington State settlement charge, partially offset by a $7.3 million increase in personnel costs,

(including stock-based compensation), and $5.8 million increase in marketing spend. Net income margin was 29% for the quarter, an increase of 21.1 percentage points from the prior year period.

•AEBITDA, a non-GAAP financial measure defined below, grew 24% to $58.7 million compared to $47.4 million in the prior year period. Higher revenue performance more than offset increased operating expenses as we continued to invest in marketing and talent to support future growth initiatives. AEBITDA margin, a non-GAAP financial measure defined below, was 32%, an increase of 150 basis points (“bps”) from the prior year period.

•Net cash provided by operating activities was $55.2 million, a $17.7 million increase from the prior year, primarily driven by higher net income.

•Cash and cash equivalents increased $30.9 million to $330.1 million from the third quarter of 2022. Total available liquidity, which includes our undrawn revolver, was $480.1 million at year-end 2022.

Fourth Quarter Key Performance Highlights

•Jackpot Party Casino® achieved its second consecutive quarterly record revenue.

•Quick Hit Slots® achieved its fourth consecutive quarterly record revenue.

•Payer conversion rate reached a record 10.4% demonstrating the effectiveness of our strategies to leverage live services capabilities to enhance game play and engagement, driving increased monetization.

•Average Monthly Revenue Per Paying User (AMRPPU) increased to $99.16, the second-highest level in the Company’s history.

•Average Monthly Paying Users (MPU) increased to a record 0.6 million compared to 0.5 million in the prior year period.

•Average Revenue Per Daily Active User (ARPDAU) increased 18% to a record $0.87 compared to $0.74 in the prior year period.

Full Year 2022 Financial Highlights

•Revenue growth of 11% to $671.0 million, compared to prior year revenue of $606.1 million, due to strong revenue performance generated by Jackpot Party® Casino and Quick Hit® Slots, as well as from our acquisition of Alictus. Overall performance reflected our strategy to focus on payer conversion and retention, which drove strong game performance and significantly above market growth.

•Net income increase of 21%, or $25.8 million, to $150.8 million, as compared to $125.0 million in the prior year, reflects continued growth in revenue as average monthly paying users and payer conversion rates continued to increase throughout 2022, as well as the prior year’s legal settlement charge of $24.5 million. Net income margin was 22%, an increase of 190 bps from 21% in the prior year.

•AEBITDA, a non-GAAP financial measure defined below, was $186.8 million as compared to $185.9 million in the prior year, an increase of 0.5%, primarily reflecting higher revenues offset by increased expense related to investments made in the SciPlay engine, data science, marketing, and monetization, which fueled our record performance in 2022. Additionally, throughout the year we added talent to our game and marketing teams scaling support for current operations and future growth initiatives. AEBITDA margin, a non-GAAP financial measure defined below, was 28%, a decrease of 290 bps.

•Net cash provided by operating activities was $150.4 million, a decline of 8% year-over-year, which was primarily due to the payment of the $24.5 million legal settlement (previously accrued), which was partially offset by higher earnings.

•Cash and cash equivalents decreased by $34.3 million to $330.1 million as of year-end 2022.

•Returned $41.7 million to shareholders, repurchasing approximately 3 million shares through February 24, 2023, representing approximately 70% of the $60 million share repurchase program authorization, which was initiated in May 2022.

Full Year 2022 Key Performance Highlights

•Payer Conversion Rate grew 110 bps to 9.6% validating our strategies to focus on live operations to enhance game play and engagement, driving increased monetization.

•AMRPPU of $94.58 maintained elevated levels with the third consecutive year above $90.

•ARPDAU grew 10% to a record $0.78 compared to $0.71 in the prior year.

•MPU increased to a record of 0.6 million compared to 0.5 million in the prior year period.

Earnings Conference Call
As previously announced, SciPlay executive leadership will host a conference call on Thursday, March 2, 2023 at 8:30 am EST to review the Company’s fourth quarter and full year results. Participants may pre-register for the call by navigating to https://dpregister.com/sreg/10175454/f5cf3fd42c. To access the call live via a listen-only webcast and presentation, please visit http://investors.sciplay.com/news-and-events/events-and-presentations and click on the webcast link for the Q4 2022 SciPlay Earnings Conference Call. To access the call by telephone, please dial: +1 (833) 630-1073 (U.S.) or +1 (412) 317-1833 (International) and reference Conference ID: SciPlay call. An audio call replay will be available until March 16, 2023, by dialing +1 (877)-344-7529 (U.S.) or +1 (412)-317-0088 (International) and (855) 669-9658 (Canada), and provide passcode 5469053. A replay of the webcast will be archived in the Investors section on http://www.sciplay.com.

About SciPlay
SciPlay Corporation (NASDAQ: SCPL) is a leading developer and publisher of digital games on mobile and web platforms. SciPlay currently offers social casino games Jackpot Party® Casino, Gold Fish® Casino, Quick Hit® Slots, 88 Fortunes® Slots, MONOPOLY® Slots, and Hot Shot Casino®, casual games Bingo Showdown®, Solitaire Pets™ Adventure, and Backgammon Live, and a variety of hyper-casual games such as Rob Master 3D™, Deep Clean, Inc.™ and Oh God™. All of SciPlay’s games are offered and played on multiple platforms, including Apple, Google, Facebook and Amazon. In addition to developing original games, SciPlay has access to a library of more than 1,500 real-world slot and table games provided by Light & Wonder, Inc. and its Subsidiaries. For more information, please visit http://www.SciPlay.com.

All ® and © notices signify copyrights owned by and/or marks registered in the United States by SciPlay Games, LLC and/or LNW Gaming, Inc. (formerly known as SG Gaming, Inc.), and or their respective affiliates.

© 2023 SciPlay Corporation. All Rights Reserved.

You can access our filings with the Securities Exchange Commission (“SEC”) through the SEC website at http://www.sec.gov or through our website, and we strongly encourage you to do so. We routinely post information that may be important to investors on our website at http://investors.sciplay.com/, and we use our website as a means of disclosing material information to the public in a broad, non-exclusionary manner for purposes of the SEC's Regulation Fair Disclosure (Reg FD). The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document, and shall not be deemed "filed" under the Securities Exchange Act of 1934, as amended.

COMPANY CONTACTS

Media Relations	Investor Relations
Andrea Schneider +1 917-769-6060	Robert Weiner +1 904-495-8227
Director, Global Communications SciPlayPress@sciplay.com	Vice President, Investor Relations SciPlayIR@sciplay.com
All ® notices signify marks registered in the United States. © 2023 SciPlay Corporation. All Rights Reserved.

Forward-Looking Statements

Throughout this press release, we make “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as “may,” “will,” “estimate,” “intend,” “plan,” “continue,” “believe,” “expect,” “anticipate,” “target,” “should,” “could,” “potential,” “opportunity,” “goal,” or similar terminology. These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including, among other things:
•the effects of the COVID-19 pandemic and any resulting social, political, economic and financial complications;
•our ability to attract and retain players;
•expectations of growth in total consumer spending on social gaming, including social casino gaming;
•our reliance on third-party platforms and our ability to track data on those platforms;
•our ability to continue to launch and enhance games that attract and retain a significant number of paying players;
•our ability to expand in international markets;
•our reliance on a small percentage of our players for nearly all of our revenue;
•our ability to adapt to, and offer games that keep pace with, changing technology and evolving industry standards;
•competition;
•our dependence on the optional purchases of virtual coins, chips and bingo cards (collectively referred to as “coins, chips and cards”) to supplement the availability of periodically offered free coins, chips and cards;
•our ability to access additional financing and restrictions and covenants in debt agreements, including those that could result in acceleration of the maturity of our indebtedness;
•the discontinuation or replacement of the London Interbank Offer Rate, which may adversely affect interest rates;
•fluctuations in our results due to seasonality and other factors;
•dependence on skilled employees with creative and technical backgrounds;
•U.S. and international economic and industry conditions, including increases in benchmark interest rates and the effects of inflation;
•public perception of our response to environmental, social and governance issues;
•changes in, or the elimination of, our share repurchase program;
•our ability to use the intellectual property rights of Light & Wonder, Inc. (“Light & Wonder”, “L&W” and “Parent”) and other third parties, including the third-party intellectual property rights licensed to Light & Wonder, under our intellectual property license agreement with our Parent;
•protection of our proprietary information and intellectual property, inability to license third-party intellectual property and the intellectual property rights of others;

•security and integrity of our games and systems;
•security breaches, cyber-attacks or other privacy or data security incidents, challenges or disruptions;
•reliance on or failures in information technology and other systems;
•loss of revenue due to unauthorized methods of playing our games;
•the impact of legal and regulatory restrictions on our business, including significant opposition in some jurisdictions to interactive social gaming, including social casino gaming, and how such opposition could lead these jurisdictions to adopt legislation or impose a regulatory framework to govern interactive social gaming or social casino gaming specifically, and how this could result in a prohibition on interactive social gaming or social casino gaming altogether, restrict our ability to advertise our games, or substantially increase our costs to comply with these regulations;
•laws and government regulations, both foreign and domestic, including those relating to our Parent, and to data privacy and security, including with respect to the collection, storage, use, transmission, sharing and protection of personal information and other consumer data, and those laws and regulations that affect companies conducting business on the internet, including ours;
•the continuing evolution of the scope of data privacy and security regulations, and our belief that the adoption of increasingly restrictive regulations in this area is likely within the U.S. and other jurisdictions;
•risks related to foreign operations, including the complexity of foreign laws, regulations and markets; the uncertainty of enforcement of remedies in foreign jurisdictions; the effect of currency exchange rate fluctuations; the impact of foreign labor laws and disputes; the ability to attract and retain key personnel in foreign jurisdictions; the economic, tax and regulatory policies of local governments; and compliance with applicable anti-money laundering, anti-bribery and anti-corruption laws;
•influence of certain stockholders, including decisions that may conflict with the interests of other stockholders;
•our ability to achieve some or all of the anticipated benefits of being a standalone public company;
•our dependence on distributions from SciPlay Parent Company, LLC to pay our taxes and expenses, including substantial payments we will be required to make under the Tax Receivable Agreement (the “TRA”);
•failure to establish and maintain adequate internal control over financial reporting;
•stock price volatility;
•litigation and other liabilities relating to our business, including litigation and liabilities relating to consumer protection, gambling-related matters, employee matters, alleged service and system malfunctions, alleged intellectual property infringement and claims relating to our contracts, licenses and strategic investments;
•our ability to complete acquisitions and integrate businesses successfully;
•our ability to pursue and execute new business initiatives;
•our expectations of future growth that will place significant demands on our management and operations;
•natural events and health crises that disrupt our operations or those of our providers or suppliers;
•changes in tax laws or tax rulings, or the examination of our tax positions;
•levels of insurance coverage against claims; and
•our dependence on certain key providers.

Additional information regarding risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including the Company's current reports on Form 8-K, quarterly reports on Form 10-Q, and annual reports on Form 10-K, including the forthcoming reports to be filed with the SEC for the year ended December 31, 2022 (including under the headings "Forward Looking Statements" and "Risk Factors"). Forward-looking statements speak only as of the date they are made and, except for our ongoing obligations under the U.S. federal securities laws, we undertake no and expressly disclaim any obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.
This press release may contain references to industry market data and certain industry forecasts. Industry market data and industry forecasts are obtained from publicly available information and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of that information is not guaranteed. Although we believe industry information to be accurate, it is not independently verified by us and we do not make any representation as to the accuracy of that information. In general, we believe there is less publicly available information concerning international social gaming industries than the same industries in the U.S. Some data is also based on our good faith estimates, which are derived from our review of internal surveys or data, as well as the independent sources referenced above. Assumptions and estimates of our and our industry's future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in "Risk Factors" in Part I, Item 1A of our 2022 Annual Report on Form 10-K. These and other factors could cause future performance to differ materially from our assumptions and estimates.

Non-GAAP Financial Measures

Adjusted EBITDA, or AEBITDA, as used herein, is a non-GAAP financial measure that is presented as supplemental disclosure and is reconciled to net income attributable to SciPlay as the most directly comparable GAAP measure as set forth in the above table. We define AEBITDA to include net income attributable to SciPlay before: (1) net income attributable to noncontrolling interest; (2) interest expense; (3) income tax expense; (4) depreciation and amortization; (5) restructuring and other, which includes charges or expenses attributable to: (a) employee severance; (b) management changes; (c) restructuring and integration; (d) M&A and other, which includes: (i) M&A transaction costs; (ii) purchase accounting adjustments (including contingent acquisition consideration); (iii) unusual items (including legal settlements related to major litigation) and (iv) other non-cash items; and (e) cost-savings initiatives; (6) stock-based compensation; (7) loss (gain) on debt financing transactions; and (8) other expense (income) including foreign currency (gains) and losses. We also use AEBITDA margin, a non-GAAP measure, which we calculate as AEBITDA as a percentage of revenue.

Our management uses AEBITDA and AEBITDA margin to, among other things: (i) monitor and evaluate the performance of our business operations; (ii) facilitate our management’s internal comparisons of our historical operating performance and (iii) analyze and evaluate financial and strategic planning decisions regarding future operating investments and operating budgets. In addition, our management uses AEBITDA and AEBITDA margin to facilitate management’s external comparisons of our results to the historical operating performance of other companies that may have different capital structures and debt levels.

Our management believes that AEBITDA and AEBITDA margin are useful as they provide investors with information regarding our financial condition and operating performance that is an integral part of our management’s reporting and planning processes. In particular, our management believes that AEBITDA is helpful because this non-GAAP financial measure eliminates the effects of restructuring, transaction, integration or other items that management believes have less bearing on our ongoing underlying operating performance. Management believes AEBITDA margin is useful as it provides investors with information regarding the underlying operating performance and margin generated by our business operations.

SCIPLAY CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenue	$182.1	$154.4	$671.0	$606.1
Operating expenses:
Cost of revenue(1)	55.9	48.7	204.0	190.0
Sales and marketing(1)	41.5	33.6	177.6	135.3
General and administrative(1)	18.8	15.6	67.6	62.4
Research and development(1)	12.2	10.9	46.8	39.7
Depreciation and amortization	5.6	4.2	21.4	15.5
Restructuring and other(2)	0.7	28.4	5.1	31.5
Total operating expenses	134.7	141.4	522.5	474.4
Operating income	47.4	13.0	148.5	131.7
Other income (expense):
Other income (expense), net	2.1	(0.6)	3.0	(1.0)
Total other income (expense), net	2.1	(0.6)	3.0	(1.0)
Net income before income taxes	49.5	12.4	151.5	130.7
Income tax benefit (expense)	3.3	(0.2)	(0.7)	(5.7)
Net income	52.8	12.2	150.8	125.0
Less: Net income attributable to the noncontrolling interest	45.3	10.0	128.4	105.7
Net income attributable to SciPlay	$7.5	$2.2	$22.4	$19.3
Basic and diluted net income attributable to SciPlay per share:
Basic	$0.33	$0.09	$0.94	$0.80
Diluted	$0.32	$0.09	$0.91	$0.77

Weighted average number of shares of Class A common stock used in per share calculation:
Basic shares	22.7	24.5	23.9	24.2
Diluted shares	23.5	24.8	24.5	25.0

(1) Excludes depreciation and amortization.
(2) For 2021 periods, includes $24.5 million legal settlement charge.

SCIPLAY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions, except par value)

	As of December 31,
	2022	2021
ASSETS
Cash and cash equivalents	$330.1	$364.4
Accounts receivable, net (allowance for doubtful accounts of $—)	51.0	39.6
Prepaid expenses and other current assets	8.0	6.4
Total current assets	389.1	410.4
Property and equipment, net	3.0	3.5
Operating lease right-of-use assets	4.8	6.8
Goodwill	217.6	131.1
Intangible assets and software, net	74.8	49.6
Deferred income taxes	74.5	78.5
Other assets	1.9	1.7
Total assets	$765.7	$681.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$18.4	$20.0
Accrued liabilities	35.2	50.2
Due to affiliate	3.8	1.6
Total current liabilities	57.4	71.8
Operating lease liabilities	3.1	5.4
Liabilities under TRA	60.2	64.7
Other long‑term liabilities	29.4	14.7
Total liabilities	150.1	156.6
Total stockholders’ equity(1)	615.6	525.0
Total liabilities and stockholders’ equity	$765.7	$681.6

(1) Includes $506.4 million and $426.4 million in noncontrolling interest as of December 31, 2022 and December 31, 2021, respectively.

SCIPLAY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net cash provided by operating activities	$55.2	$37.5	$150.4	$163.8
Net cash used in investing activities	(3.2)	(1.1)	(113.7)	(14.8)
Net cash used in financing activities	(21.2)	(2.9)	(70.3)	(53.6)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	0.1	0.1	(0.7)	0.1
Increase (decrease) in cash, cash equivalents and restricted cash	30.9	33.6	(34.3)	95.5
Cash, cash equivalents and restricted cash, beginning of period	299.2	330.8	364.4	268.9
Cash, cash equivalents and restricted cash, end of period	$330.1	$364.4	$330.1	$364.4

Supplemental cash flow information:
Cash paid for income taxes	$1.5	$0.3	$4.6	$4.8
Non-cash investing and financing transactions:
Non-cash additions to intangible assets related to license agreements	$—	$—	$1.0	$14.1

SCIPLAY CORPORATION
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO SCIPLAY TO AEBITDA
(Unaudited, in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net income attributable to SciPlay	$7.5	$2.2	$22.4	$19.3
Net income attributable to noncontrolling interest	45.3	10.0	128.4	105.7
Net income	52.8	12.2	150.8	125.0
Restructuring and other(1)	0.7	28.4	5.1	31.5
Depreciation and amortization	5.6	4.2	21.4	15.5
Income tax (benefit) expense	(3.3)	0.2	0.7	5.7
Stock-based compensation	5.0	1.8	11.8	7.2
Other (income) expense, net	(2.1)	0.6	(3.0)	1.0
AEBITDA	$58.7	$47.4	$186.8	$185.9
Revenue	$182.1	$154.4	$671.0	$606.1
Net income margin (Net income/Revenue)	29.0%	7.9%	22.5%	20.6%
AEBITDA margin (AEBITDA/Revenue)	32.2%	30.7%	27.8%	30.7%

(1) Refer to AEBITDA definition for a description of items included in restructuring and other. For 2021 periods, restructuring and other includes a $24.5 million legal settlement charge.

RECONCILIATION OF NET INCOME MARGIN
TO AEBITDA MARGIN
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021

Net income margin (Net income/Revenue)	29.0%	7.9%	22.5%	20.6%
Restructuring and other	0.4%	18.4%	0.7%	5.2%
Depreciation and amortization	3.1%	2.7%	3.1%	2.6%
Income tax (benefit) expense	(1.8)%	0.1%	0.1%	0.9%
Stock-based compensation	2.7%	1.2%	1.8%	1.2%
Other (income) expense, net	(1.2)%	0.4%	(0.4)%	0.2%
AEBITDA margin (AEBITDA/Revenue)	32.2%	30.7%	27.8%	30.7%